UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016 (April 12, 2016)

WESTMOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID	83864-1366
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 265-1717

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits attached hereto, contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources.  These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts.  Words such as “will,” “should,” “project,” “continue,” “future,” “plans,” “potential,” and “estimates,” and similar expressions, as well as statements in future tense or about future periods, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

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our inability to raise additional funds to support operations and capital expenditures;

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our inability to efficiently operate due to weather, equipment failure, personnel issues, or any number of other factors;

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our inability to mine ore off the surface, transport the ore off the mountain, and milling the ore in an efficient manner;

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our inability to manage and maintain the growth of our business; and

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other factors discussed in our prior periodic reports.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01  Entry into a Material Definitive Agreement.

On April 12, 2016, WestMountain Gold, Inc. (the “Company”) entered into a Secured Promissory Note (the “Note”) with BOCO Investments, LLC (“BOCO”) providing for a line of credit against which the Company may borrow funds in the amount of up to six hundred forty thousand dollars ($640,000).

The Note accrues interest at eight percent (8%) per annum and is due in full on October 31, 2018 (the “Maturity Date”).  The note also provides for an increase in the interest rate to twelve percent (12%) over the stated interest rate in the Note in the event the Company fails to pay the outstanding balance on demand following the Maturity Date.

Under the terms of the Note, the Company may request advances on the Note in increments of no less than ten thousand dollars ($10,000) up until thirty (30) days before the Maturity Date.  When requesting an advance, the Company is required to provide any information requested by BOCO in connection with BOCO’s determination of whether to advance the funds requested.  However, BOCO retains the right to decline to provide any such requested advance, with or without reason.

As of the date of this Current Report, to the Company has received an advance in the amount of one hundred sixty thousand dollars ($160,000) under the Note.

The Note is secured by the assets of the Company pursuant to the Security Agreement entered into by the Company and BOCO dated June 27, 2013, and the Security and Inter-Creditor Agreement entered into by the Company and BOCO dated May 15, 2015 (collectively, the “Security Agreements”).  The Note also includes a ratification by the Company of the validity of certain prior obligations entered into with BOCO, many of which are also subject to the Security Agreements and currently in default.  However, the Note has no effect on the current status of those prior obligations or any other agreement or arrangement by and between the Company and BOCO.  For instance, the Company has several outstanding loans payable to BOCO, the majority of which are currently in default.  The Company is currently in discussions with BOCO regarding potential avenues to remedy the default issues; however, BOCO could demand payment at any time and the Company would currently be unable to pay the notes and accrued interest

As of the date of this Current Report, BOCO is, or has rights to become, the beneficial owner of approximately 61.9% of the issued and outstanding shares of the Company’s common stock.

The preceding descriptions of the Note and the Security Agreements are incomplete and qualified in their entirety by reference to the complete text of the Note and the Security Agreements, respectively, which, in the case of the Note, is attached as an Exhibit to this Current Report, and, in the case of the Security Agreements, were attached as Exhibits to previously filed reporting documents of the Company.

Item 2.03  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.

Description

10.1

Secured Promissory Note dated April 12, 2016, by and between WestMountain Gold, Inc. and BOCO Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

By: /s/ James W. Creamer III
Date: April 19, 2016	Name: James W. Creamer III
Title: Chief Financial Officer